Exhibit 99.1

Alliance Bancorp, Inc. of Pennsylvania [logo] Subscription & Community Offering Stock Order Form

					Alliance Bancorp, Inc. of Pennsylvania Stock Information Center Xxxx Address XxCity, xxxSt, xxxZip xxx-xxx-xxxx		Expiration Date for Stock Order Forms: [Day], [Month], xx, 2006 x:00 p.m., Eastern time (received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock.  Copies of this form are not required to be accepted.  Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares		(2) Total Payment Due			Minimum number of shares: 25 shares ($250.) Maximum number of shares: 20,000 shares ($200,000)
Subscription

Price

	X 10.00 =	$

Maximum number of shares for associates or group: 30,000 shares ($300,000)
Maximum number of shares for associates or groups including shares of Alliance Bank currently owned: 80,000 shares ($800,000)

See Instructions.

(3) Employee/Officer/Director Information Check here if you are an employee, officer or director of Alliance Bank or member of such person’s immediate family living in the same household.

(4) Method of Payment by Check Enclosed is a check, bank draft or money order payable to Alliance Bancorp, Inc. in the amount indicated in this box.					Total Check Amount	$		.

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Alliance Bank.  There is no early withdrawal penalty for this form of payment.  Funds in an Individual Retirement Accounts maintained at Alliance Bank cannot be used unless special transfer arrangements are made.

Bank Use		Account Number(s) To Withdraw					$ Withdrawal Amount
						$		.
						$		.

(6)					Purchaser & Stockholder Information
Subscription Offering - Check here and list account(s) below if you had:
☐					a. A deposit account(s) totaling $50.00 or more on March 31, 2005 (“Eligible Account Holder”).
☐					b. A deposit account(s) totaling $50.00 or more on September 30, 2006 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).
Community Offering - Check here if:
☐					c.You are a community member (Indicate county of residence in #9 below).
d.					You were a stockholder of Alliance Bank as of , 2006.
Existing Shareholders – Check here if:							Shares currently owned by you
e.

You were a stockholder of Alliance Bank as of            , 2006.  Indicate the number of shares you own in this box.
Complete the reverse side for any associates or persons acting in concert with you that currently own Alliance Bank shares.

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.

Bank Use		Account Number(s)					Account Title (Name(s) on Account)

(7) Form of Stock Ownership & SS# or Tax ID#:
☐ Individual ☐	Joint Tenants	☐	Tenants in Common	☐	Fiduciary (i.e., trust, estate)	SS#/Tax ID#
☐	Uniform Transfers to Minors Act (Indicate SS# of Minor only)	☐	Company/Corporation/ Partnership	☐	IRA or other qualified plan (Both Tax ID# & SS# for IRAs)	SS#/Tax ID#

(8) Stock Registration & Mailing Address:
Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:

Name Continued:

Mail to- Street:

City:					State:	Zip Code:

(9) Telephone Daytime/Evening	( )	—			( )	—		County of Residence

(10)  ☐  NASD Affiliation - Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person affiliated, or associated, with a NASD member, (continued on reverse side)

(11) ☐ Associates/Acting in Concert - Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(12)Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Alliance Bank no later than x:00 p.m., Eastern time, on XxDay, xxMonth, xxdate, 2006, unless extended; otherwise this stock order form and all subscription rights will be void.  The undersigned agrees that after receipt by Alliance Bank, this stock order form may not be modified, withdrawn or canceled without Alliance Bank’s consent and if authorization to withdraw from deposit accounts at Alliance Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding.  It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the stock issuance plan of Alliance Bancorp, Inc. of Pennsylvania described in the accompanying prospectus.  The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to Alliance Bancorp, Inc. of Pennsylvania.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another.  Alliance Bank, Alliance Bancorp, Inc. of Pennsylvania and Alliance Mutual Holding Company will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.  Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

Bank Use

Signature			Date		Signature		Date

SIGNATURE REQUIRED ON REVERSE SIDE ALSO

Item (6 a & b) Subscription Offering Purchaser Account Information continued:

Bank Use	Account Number(s)		Account Title (Name(s) on Account)

Item (6 e) Community Offering Purchaser Information for associates:

If you checked the box 6e on the reverse side of this form, list below the number of shares currently owned by any associates or by persons acting in concert with you.

Bank Use	Registration(s) on stock certificates currently owned		Number of shares currently owned by any associates

Item (10) NASD continued:

a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest.  You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.

Item (11) Associates/Acting In Concert continued:

If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms			Number of shares ordered

Associate – The term “associate” of a person is defined to include the following:

(1) any corporation or other organization (other than Alliance Bancorp, Greater Delaware Valley Holdings, Alliance Mutual Holding Company, Alliance Bank, or a majority-owned subsidiary of any of the same) of which such person is a director, senior officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

(2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan or non-tax-qualified employee stock benefit plan of Alliance Bancorp, Greater Delaware Valley Holdings, Alliance Mutual Holding Company, or Alliance Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity;

(3) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Alliance Bancorp, Greater Delaware Valley Holdings, Alliance Mutual Holding Company, or Alliance Bank, or any subsidiary thereof; and

(4) any person acting in concert with any of the persons or entities specified above.

Acting in concert– The term “acting in concert” is defined to mean:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

We may presume that certain persons are acting in concert based upon, among other things, joint account relationships, common addresses on Alliance Bank’s records and the fact that such persons have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY ALLIANCE MUTUAL HOLDING COMPANY, ALLIANCE BANCORP, INC. OF PENNSYLVANIA, ALLIANCE BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY.  THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call Robert Albanese, Regional Director of the Northeast Regional Office of the Office of Thrift Supervision at (201) 413-1000.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Alliance Bancorp, Inc. of Pennsylvania (the “Company”), the holding company for Alliance Bank, I received a prospectus of the Company dated   xxxxx   , 2006 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page    , the risks involved in the investment in this common stock, including but not limited to the following:

1. 2. 3. 4. 5. 6. 7. 8. 9.
(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature	Date	Signature	Date

Print Name		Print Name

THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

Alliance Bank[LOGO]

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the stockholder.  Avoid the use of two initials.  Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners.  When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant.  All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners.  When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.  All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state.  There may be only one custodian and one minor designated on a stock certificate.  The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”.  Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state.  For example, stock held by John Doe as custodian for Susan Doe under the Pennsylvania Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA PA (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•      The name(s) of the fiduciary.  If an individual, list the first name, middle initial and last name.  If a corporation, list the full corporate title (name).  If an individual and a corporation, list the corporation’s title before the individual.

•      The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•      A description of the document governing the fiduciary relationship, such as a trust agreement or court order.  Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•      The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•      The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due.  The amount due is determined by multiplying the number of shares by the subscription price of $10 per share.  The minimum purchase in the subscription offering is $250 (25 shares) of common stock.  As more fully described in the stock issuance plan outlined in the prospectus, the maximum purchase in any category of the subscription offering is $200,000 (20,000 shares) of common stock, and the maximum purchase in the community offering (if held) by any person, is $200,000 (20,000 shares) of common stock.  However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $300,000 (30,000 shares) of common stock.  In addition, no person may purchase any number of shares such that together with the number of shares such person may receive in exchange for Alliance Bank common stock when added to the number of shares purchased or received by associates or groups of persons acting in concert exceeds $800,000 (80,000 shares)  of common stock.

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of Alliance Bank or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Alliance Bancorp, Inc. Payment in cash may be made only if delivered in person.  Your funds will earn interest at Alliance Bank’s passbook savings rate of interest until the stock offering is completed.

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Alliance Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account.  The total amount withdrawn should equal the amount of your stock purchase.  There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases.  This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser and Stockholder Information

Subscription Offering

a.     Check this box if you had a deposit account(s) totaling $50.00 or more at the close of business on March 31, 2005 (“Eligible Account Holder”).

b.     Check this box if you had a deposit account(s) totaling $50.00 or more at the close of business on September 30, 2006 but are not an Eligible Account Holder (“Supplemental Eligible Account  Holder”).

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Community Offering

c.     Check this box if you are a community member (Indicate county of residence in item 9).

d.     Check this box if you were a stockholder of Alliance Bank as of [Month] XX, 2006.

Existing Stockholders

e.     Check this box if you were a stockholder of Alliance Bank as of [Month] XX, 2006 and indicate the number of shares owned in the box provided.

Complete the reverse side for any associates or persons acting in concert with you that currently own Alliance Bank shares.

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7.  Complete the requested stock certificate registration, mailing address in item 8.  The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.  If you have any questions regarding the registration of your stock, please consult your legal advisor.  Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.”  Shares must be registered as reflected on your qualifying account.  Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights.  (With certain exceptions for IRA and Keogh purchases).

Item 9 – Telephone Number(s) and County

Indicate your daytime and evening telephone number(s) and county.  We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 - NASD Affiliation

Check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 11 – Associates/Acting in Concert

Check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.

Item 12 – Acknowledgement

Sign and date the stock order form and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement.  Normally, one signature is required.  An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Alliance Bancorp, Inc. of Pennsylvania no later than x:00 p.m., Eastern time, on [Day],[Month] xx, 2006 or it will become void.

Delivery Instructions:  You may deliver your stock order form by mail using the enclosed stock order return envelope, or by overnight delivery to the stock information center address indicated on the front of the stock order form, or hand delivery to any full service branch office of Alliance Bank.

If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our stock information center at (xxx) xxx-xxxx,

Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. The stock information center will be closed on bank holidays.

Alliance Bank

Stock Information Center

[address], [City],[St], [Zip]